UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TERRA INNOVATUM GLOBAL N.V.

(Exact Name of Registrant as Specified in its Charter)

The Netherlands	N/A
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

Via Matteo Trenta 117

Lucca, Italy 55100

Telephone: +39 0583 55797

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Ordinary Shares, par value of €0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-287271.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Explanatory Note

This Amendment No. 1 to the Form 8-A is being filed solely to add the Registrant’s name on the cover which was inadvertently omitted due to a typographical error.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the ordinary shares to be registered hereunder is contained in the section entitled “Description of PubCo Securities” in the proxy statement/prospectus included in Terra Innovatum Global s.r.l.’s Registration Statement on Form S-4 (File No. 333-287271) initially filed with the Securities and Exchange Commission on May 14, 2025, as amended from time to time (the “Registration Statement”). This information is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are filed subsequently to the Registration Statement are hereby also incorporated by reference herein.

As contemplated by the Registration Statement, Terra Innovatum Global s.r.l. has subsequently completed a conversion into a Dutch public limited liability company (naamloze vennootschap) and its corporate name has changed to “Terra Innovatum Global N.V.”

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 9, 2025	TERRA INNOVATUM GLOBAL N.V.

	By:	/s/ Alessandro Petruzzi
	Name:	Alessandro Petruzzi
	Title:	Chief Executive Officer

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